[COMPANY LOGO]
                                    BLACKMAN
                                    KALLICK
             Certified Public Accountants / Consultants to Business




                        CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated February 18, 1998 accompanying the consolidated financial statements and schedules included in the Annual Report of Sirco International Corp. and subsidiaries on Form 10-K for the year ended November 30, 1997. We hereby consent to the incorporation by reference of said report in Registration Statement No. 333-637 of Sirco International Corp. on Form S-8 and in Registration Statement No. 333-25971 and No. 333-27911 of Sirco International Corp. on Form S-3.








                                            /s/Blackman Kallick Bartelstein, LLP
                                            ------------------------------------
                                            BLACKMAN KALLICK BARTELSTEIN, LLP


Chicago, Illinois
March 19, 1998